Certificate

№ 1001

For ______________ Shares

Issued to

Dated

From whom transferred

The Real Hip-Hop Network, Inc.

Dated ____________

No. Original Certificate	No. Original Shares	No. Shares Transferred
1001		

Received Certificate No. 1001

For _____ Shares

This _____ day of _______

____

REAL HIP-HOP NETWORK

№ 1001 Shares ____________

The Real Hip-Hop Network, Inc.

This Certifies that ______________________ *is the registered holder of* __________ *Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this ____ day of ______, A.D. _____.*

The Real Hip-Hop Network, Inc.

SEAL 2010

DELAWARE

______________________ ______________________

Secretary *President*

For Value Received, ______ *hereby sell, assign and transfer unto*

____

______________________________ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint* ______________________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______________________________

In presence of

______________________________ ______________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.